Exhibit 1

                           SALE AND TRANSFER AGREEMENT

                                  by and among

                      CLAL INDUSTRIES AND INVESTMENTS LTD.

                        CLAL ELECTRONICS INDUSTRIES LTD.

                         CLAL VENTURE CAPITAL FUND, L.P.

                                       and

                             INFINITY-NSF FUND, L.P.

                                   dated as of

                               SEPTEMBER 20, 2007

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                                LIST OF EXHIBITS

Exhibit A      Portfolio Securities.

Exhibit B      Clal Disclosure Schedule.

Exhibit C      Partnerhip Disclosure Schedule.

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                           SALE AND TRANSFER AGREEMENT

     This Sale and Transfer Agreement (the "AGREEMENT"), dated as of September 20, 2007, by and among Clal Industries and Investments Ltd., an Israeli company ("CII"), Clal Electronics Industries Ltd., an Israeli company ("CEI"), Clal Venture Capital Fund, L.P., an Israeli Limited Partnership ("CVC," each a "CLAL ENTITY" and collectively, the "CLAL ENTITIES"), and the Infinity-NSF Fund, L.P., a Cayman Islands exempted limited partnership (the "PURCHASER"). Certain capitalized terms used in this Agreement shall have the meanings assigned to them in Article IX hereof.

     WHEREAS, the Clal Entities, severally and not jointly, own all of the Portfolio Securities as listed on EXHIBIT A and the Clal Entities wish to sell, assign and transfer to the Purchaser all of their right and title in the Portfolio Securities (the "TRANSFER"); and

     WHEREAS, the Purchaser wishes to be the transferee of the Portfolio Securities for the consideration set forth herein; and

     WHEREAS, the general partners of CVC and the Purchaser and the board of directors of CII and CEI, have approved, and each of them deems it advisable and in the best interests of its respective shareholders, and partners, as applicable, to consummate the transactions contemplated hereby, all upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

              PURCHASE AND SALE, ASSIGNMENT AND TRANSFER OF ASSETS

     Section 1.1 PURCHASE AND SALE, ASSIGNMENT AND TRANSFER OF PORTFOLIO SECURITIES. Subject to the terms and conditions of this Agreement each relevant Clal Entity shall, severally and not jointly, sell, convey, assign, transfer and deliver to the Purchaser, and Purchaser shall purchase and acquire from each relevant Clal Entity, all of such Clal Entity's right and title to, and any and all of its interest in, the Approved Portfolio Securities at a Closing occurring in the manner set forth in Section 2.1. The Clal Entities shall, severally and not jointly, promptly provide written notice to the Purchaser with respect to Portfolio Securities that have become Approved Portfolio Securities. All obligations of the Clal Entities under the Agreement shall be several and not joint. Subsequent to the Closing, all capital commitments of each Clal Entity and all of their written undertakings and commitments referenced in the documents listed in Exhibit B hereto in respect of the Transferred Portfolio Company shall be the sole obligation of the Purchaser.

     Section 1.2 CONSIDERATION FOR TRANSFER OF PORTFOLIO SECURITIES. Subject to the terms and conditions of this Agreement, in consideration for the sale, assignment and transfer to the Purchaser of the Approved Portfolio Securities, the Clal Entities shall receive, or instruct the Purchaser to make payment to CII, at the Closing from the Purchaser the payment of an amount with respect to the transfer of Approved Portfolio Securities as set forth in Exhibit A hereto corresponding to such transferred Approved Portfolio Securities (as set forth on Exhibit A hereto and as adjusted (if necessary) pursuant to paragraphs 1.2(a) and 1.2(b) below, the "ORIGINAL PRICE"), subject to the following adjustments:


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          (a) the Original Price shall be reduced by an amount equal to the sum of

               (i) total distributions of cash and Marketable Securities received by the Clal Entities as dividends from (but shall not include distributions of the securities, or stock dividends, of Unity Wireless Corporation, a Delaware limited liability company which, for the avoidance of doubt, shall be transferred to the Purchaser and shall not result in an adjustment to the Original Price) or as proceeds from the liquidation, sale or dissolution of the Transferred Portfolio Company after June 18, 2007 through the date of Closing pertaining to the Transferred Portfolio Company; and

               (ii) in the case of a sale of less than 100% of each share class of Approved Portfolio Securities, as set forth in Exhibit A, from the Clal Entities the amount by which the Original Price is reduced pursuant to such sale; and

          (b) the Original Price shall be increased by an amount equal to the sum of the capital calls funded by and investments made by the Clal Entities (but only to the extent that such capital calls and investments were disclosed to the Limited Partner on or prior to the Closing) in the Transferred Portfolio Company after June 18, 2007 through the date of Closing pertaining to the Transferred Portfolio Company.

     The Original Price, as adjusted pursuant to clauses (a) and (b), shall be defined as the "FINAL CONSIDERATION".

     By virtue of signing this Agreement, CEI and CVC, respectively, hereby (i) agree that at each Closing CII shall receive the portion of the Final Consideration paid in respect of Transferred Portfolio Securities that had been held by CEI or CVC, respectively, and (ii) waive any and all rights and claims against the Partnership and the Limited Partner in connection therewith.

                                   ARTICLE II

                                  THE CLOSINGS

     Section 2.1 THE CLOSING. The transfer of Approved Portfolio Securities (the "CLOSING") shall take place on the third Business Day of the month after the month in which Portfolio Securities have become Approved Portfolio Securities, or at such other time as the parties may agree. The Approved Portfolio Securities transferred to the Purchaser at the Closing are hereinafter referred to as "TRANSFERRED PORTFOLIO SECURITIES."

     Section 2.2 DELIVERIES BY THE CLAL ENTITIES. The relevant Clal Entities shall, severally and not jointly, deliver to the Purchaser the following items in connection with the Closing: copies of (i) duly executed share transfer deeds and/or stock powers providing for the transfer to the Purchaser of the Transferred Portfolio Securities based on the "Number and Class of Shares" column in EXHIBIT A, each such certificate to be duly and validly endorsed in favor of the Purchaser, and (ii) duly adopted resolutions of the board of directors of the Transferred Portfolio Company, to the extent required under the constitutive documents of the Transferred Portfolio Company, approving the transfer of the Transferred Portfolio Securities, or other confirmations of such approval.


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     Section 2.3 DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser
shall provide the aggregate portion of the Final Consideration relating to the Transferred Portfolio Securities that were the subject of such Closing as set forth in Exhibit A as provided herein, and shall deliver to the Clal Entities any such documents as are required to be delivered to the Clal Entities pursuant to this Agreement and the Transactions or as reasonably necessary to give effect to the Transactions.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF CLAL

     Except as specifically set forth in the Clal Disclosure Schedule, each Clal Entity represents and warrants, severally and not jointly, that all of the statements contained in this Article III, as related to that entity, are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on such Closing Date.

     Section 3.1 ORGANIZATION. Such Clal Entity is duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate or partnership power and authority to carry on its business as now being conducted.

     Section 3.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Such Clal Entity has full corporate or partnership power and authority to execute and deliver this Agreement and to consummate the Transactions as they relate to that Entity. The execution, delivery and performance of this Agreement and the consummation of the Transactions have been duly authorized by such Clal Entity's Board of Directors or general partner, as applicable, and no other corporate or partnership action on the part of such Clal Entity is necessary to authorize the execution and delivery by such Clal Entity of this Agreement or the consummation of the Transactions. Upon due execution and delivery by such Clal Entity, and, assuming due and valid authorization, execution and delivery hereof by the Purchaser and each other Clal Entity, this Agreement is a valid and binding obligation of such Clal Entity, enforceable against such Clal Entity in accordance with its terms as it relates to that entity except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 3.3 GOOD TITLE CONVEYED. Subject to the Transfer Limitations and expressly subject to the Purchaser's representations set forth in Sections 4.4 and 4.5 hereof, the Clal Entities have good, valid and marketable title and all rights and interests to the Portfolio Securities being transferred on the Closing Date, and such Portfolio Securities are not subject to any encumbrances, liens, impairments or the right or claims of any other person.

     Section 3.4 DISCLOSURES. Except as listed on Exhibit B, no Clal Entity or any Affiliate thereof is party to any agreement, undertaking or arrangement pertaining to the Transferred Portfolio Securities.


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                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Except as specifically set forth in the Purchaser Disclosure Schedule, the Purchaser represents and warrants that all of the statements contained in this
Article IV are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on such Closing Date.

     Section 4.1 ORGANIZATION. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite partnership power and authority to carry on its business as now being conducted.

     Section 4.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. The Purchaser has full organizational power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by the general partner of the Purchaser, and no other action on the part of Purchaser or its general partner is necessary to authorize the execution and delivery by the Purchaser of this Agreement or the consummation of the Transactions. Upon due execution and delivery by the Purchaser, and, assuming due and valid authorization, execution and delivery hereof by the Clal Entities, this Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 4.3 KNOWLEDGE AND EXPERIENCE. The Purchaser understands that the Transactions involve substantial risk. In addition, the Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement.

     Section 4.4 LIMITATIONS. Without limiting any representation or warranty of the Clal Entities contained herein, the Purchaser understands and agrees that the Transferred Portfolio Securities are transferred "as is" pursuant to the terms of this Agreement and no representations or warranties pertaining thereto have been made to the Purchaser except as may be provided herein.

     Section 4.5 RESTRICTIONS ON TRANSFER. The Purchaser acknowledges that the Portfolio Securities may be subject to certain restrictions on transfer including, without limitation, first refusal and/or first offer rights, co-sale rights and lock-ups, that the Clal Entities will seek to apply and/or obtain waivers of such rights as provided under the constitutive documents of the Portfolio Company, that the application of such rights may preclude the Clal Entities from transferring all or a portion of the Portfolio Securities to the Purchaser, that the application of co-sale rights may require the Purchaser to acquire interests in the Portfolio Company in addition to the interests of the Clal Entities as set forth in Exhibit A hereto, that the consent of the board of directors of the Portfolio Company may be required in order to effect the transfer of the relevant Clal Entity's holdings in the Portfolio Company and that such restrictions may apply to the transfer of the Transferred Portfolio Securities to the Purchaser as well as the subsequent issuance of interests in the Purchaser (collectively, the "TRANSFER LIMITATIONS").


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     Section 4.6 FURTHER INFORMATION. The Purchaser acknowledges that it has been given the opportunity to ask such questions of, and receive answers from the Clal Entities concerning the transactions contemplated by this Agreement.

     Section 4.7 EXCLUDED INFORMATION. The Purchaser acknowledges that, except as expressly stated, it is not relying upon any representations or warranties of the Clal Entities, including as to material non-public information that may be in the possession of the Clal Entities (the "EXCLUDED INFORMATION"). The Purchaser agrees that the Clal Entities shall neither be obligated to disclose any Excluded Information or have any liability to it with respect to any such non-disclosure. The Purchaser hereby waives any and all claims and causes of action now or hereafter arising against the Clal Entities based upon or relating to such non-disclosure and further covenants not to sue the Clal Entities or any of their partners, members, directors, officers, employees, agents or Affiliates for any Damages arising from or relating to such non-disclosure. Except as provided in Section 8.1(b), the Purchaser hereby waives any and all claims and causes of action now or hereafter arising against the Clal Entities in the event that the Portfolio Company cannot be transferred or in any way related to the Transfer Limitations. It is understood and agreed that the Clal Entities do not make any representation or warranty whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Portfolio Company, or with respect to the value or transferability of the Portfolio Securities.

                                    ARTICLE V

                                    COVENANTS

     Section 5.1. PRESS RELEASES/ANNOUNCEMENTS. Until the Closing, or the date the Transactions are terminated or abandoned pursuant to Article VII, no party nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the other Transactions without prior consultation with the other parties, PROVIDED THAT, any party thereto may disclose information concerning this Agreement or the Transaction if, in the opinion of its counsel (in its sole discretion), it is necessary, appropriate or advisable to comply with applicable laws, rules or regulations of any regulatory agency or stock exchange applicable to them or their direct or indirect parent companies and further provided that the parties may need to disclose this Agreement in its financial statements and periodic reports to its partners. Without derogating from the foregoing, the initial press release with respect to the Agreement shall be a joint press release acceptable to the parties.

     Section 5.2. ACTIONS TAKEN BY CLAL. Each Clal Entity agrees to act in accordance with the applicable provisions in the constitutive documents of the Portfolio Company in seeking to satisfy the Transfer Limitations in connection with the transfer of the Portfolio Securities. Purchaser acknowledges and agrees that the Clal Entities will act in accordance with this Section 5.2.

     Section 5.3. ACTIONS TAKEN BY THE PURCHASER. The Purchaser agrees to cooperate with any reasonable request of any Clal Entity in order to assist it in complying with Section 5.2 hereof. For the avoidance of doubt, Purchaser acknowledges and agrees that, without derogating from its obligations under this Agreement, it shall be obligated to acquire any shares of the Portfolio Company that may be sold by a shareholder thereof in exercising such shareholder's co-sale rights in connection with the Transactions contemplated hereby.


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                                   ARTICLE VI

                                   CONDITIONS

     Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CLOSING. The respective obligation of each party to effect the Closing shall be subject to the satisfaction at or prior to the date thereof of each of the following conditions:

          (a) STATUTES; COURT ORDERS. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Closing; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Closing.

          (b) TERMINATION. This Agreement shall not have been terminated in accordance with its terms.

          (c) COOPERATION. The failure to obtain or deliver the items required to be delivered pursuant to Section 2.2(ii), despite the reasonable efforts of parties to the Transfer, shall not be deemed a default of the Clal Entities party to such Transfer.

     Section 6.2 CONDITIONS TO OBLIGATIONS OF THE PURCHASER TO EFFECT THE CLOSING. The obligations of the Purchaser to consummate the Closing shall be subject to the satisfaction on or prior to the date thereof each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Clal Entities set forth in this Agreement shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date.

          (b) CLAL DELIVERIES. The Clal Entities shall have delivered to the Purchaser each of the items listed in Section 2.2.

          The foregoing conditions are for the sole benefit of the Purchaser and may be waived, with the consent of the Limited Partner, by the Purchaser, in whole or in part, at any time and from time to time. The failure by the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     Section 6.3 CONDITIONS TO OBLIGATION OF THE CLAL ENTITIES TO EFFECT THE CLOSING. The obligation of the Clal Entities to consummate a Closing shall be subject to the satisfaction on or prior to the date thereof each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Purchaser set forth in this Agreement shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date;

          (b) PURCHASER DELIVERIES. The Purchaser shall have delivered to the Clal Entities each of the items listed in Section 2.3.

     The foregoing conditions are for the sole benefit of the Clal Entities and may be waived by the Clal Entities, in whole or in part, at any time and from time to time in the sole discretion of the Clal Entities. The failure by the Clal Entities at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.


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                                  ARTICLE VII

                                   TERMINATION

     Section 7.1 TERMINATION. The Transaction may be terminated or abandoned only if and when the Sale and Transfer Agreement among the parties hereto of even date herewith is terminated or abandoned.

     Section 7.2 EFFECT OF TERMINATION. In the event of the termination or abandonment of the Transactions by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Transaction is made, and there shall be no liability or obligation thereafter on the part of the Purchaser or the Clal Entities.

                                  ARTICLE VIII

                            INDEMNIFICATION; SURVIVAL

     Section 8.1 INDEMNIFICATION. The Purchaser or its designees (the "INDEMNIFYING PARTY") shall indemnify, defend and hold harmless the Clal Entities and any of their partners, members, directors, officers, employees, agents or affiliates (the "INDEMNIFIED PARTY") for any and all liabilities, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses imposed or sustained, incurred or suffered, directly or indirectly (the "DAMAGES") resulting from the Transaction. Any indemnification provided by the Indemnifying Party to all Indemnified Parties with respect to Damages resulting from the Transaction shall be limited to the portion of the Final Consideration relating to the Transferred Portfolio Securities that are the subject of such Transaction unless the amount of Damages awarded is pursuant to the order of a court of competent jurisdiction or a settlement consented to by the Indemnifying Party, in which case the amount of indemnification shall be the amount of the order or settlement plus, in such case, legal expenses incurred by the Indemnified Party (and not previously reimbursed by the Indemnifying Party) in connection with the defense of the related claim. Pursuant to the terms of Section 8.2, the Indemnifying Party can compel the Indemnified Party to appeal any such court order or subsequent order, to the extent such appeal(s) is available.

     Section 8.2 DEFENSE. The parties shall provide the other parties prompt notice of any third-party claim under Section 8.1 provided that no delay in providing such notice shall affect the Indemnified Party's rights under this
Article VIII, unless (and then only to the extent that) the Indemnifying Party is materially prejudiced thereby. The Indemnified Party shall apprise the Indemnifying Party of the status of the claim or dispute periodically on a reasonable basis, or pursuant to reasonable requests of the Indemnifying Party. The Indemnified Party shall not consent to the settlement of any claim without the consent of the Indemnifying Party. The Indemnifying Party shall have the right to assume the defense (at its expense) of any such claim through counsel of its own choosing by so notifying the Indemnified Party within 30 days of the first receipt by the Indemnifying Party of such notice. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. If the Indemnifying Party chooses to defend or prosecute a third-party claim, the Indemnified Party shall reasonably cooperate in the defense or prosecution thereof at the expense of the Indemnifying Party. Nothing in this Section 8.2 shall derogate from the obligations of the Purchaser under Section 8.1.


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     Section 8.3 SURVIVAL. The representations of the Clal Entities in Article
III hereof with respect to Transferred Portfolio Securities shall expire upon the Closing.

                                   ARTICLE IX

                         DEFINITIONS AND INTERPRETATION

     Section 9.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

     "AFFILIATE" shall mean a Person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, any other Person.

     "AGREEMENT" or "THIS AGREEMENT" shall mean this Transfer Agreement, together with the Exhibits and appendices hereto.

     ""APPROVED PORTFOLIO SECURITIES" shall mean (a) Portfolio Securities whose transfer from the Clal Entities to the Purchaser have been approved by the board of directors of the Portfolio Company, where such approval is required by such Portfolio Company's constitutive documents and any conditions contained in the board of directors' approval have been satisfied, and all other Transfer Limitations have been applied or waived, in each case, in accordance with the Portfolio Company's constitutive documents, and (b) all other Portfolio Securities as to which approval of such transfer is not required and such Transfer Limitations do not apply.

     "BUSINESS DAY" shall mean any day (except Friday) on which banks are open for business in both Tel Aviv and New York City.

     "CLAL DISCLOSURE SCHEDULE" shall mean the disclosure schedule of even date herewith delivered to the Purchaser simultaneously with the execution hereof.

     "CLOSING" shall have the meaning ascribed to such term in Section 2.1.

     "CLOSING DATE" shall mean the date on which the Closing occurs.

     "DAMAGES" shall have the meaning ascribed to such term in Section 8.1.

     "DISCLOSURE SCHEDULE" shall mean the Clal Disclosure Schedule or the Purchaser Disclosure Schedule, as the case may be.

     "EXCLUDED INFORMATION" shall have the meaning ascribed to such term in
Section 4.7.

     "FINAL CONSIDERATION" shall have the meaning ascribed to such term in
Section 1.2.

     "GOVERNMENTAL ENTITY" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

     "LIMITED PARTNER" shall mean the Newbury Secondary Fund, L.P., a Delaware limited partnership.


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     "LIMITED PARTNERSHIP AGREEMENT" shall mean the Amended and Restated Limited
Partnership Agreement of the Purchaser.

     "LIMITED PARTNERSHIP INTEREST" shall mean the rights and obligations conferred upon Limited Partners pursuant to the Limited Partnership Agreement.

     "MARKETABLE SECURITIES" shall mean securities that are traded on an established U.S. or foreign securities exchange, reported through the U.S. National Association of Securities Dealers, Inc. Automated Quotation System or comparable foreign established over-the-counter trading system, otherwise traded over-the-counter or traded on PORTAL (in the case of securities eligible for trading pursuant to Rule 144A under the Securities Act or any successor rule thereto ("RULE 144A")); PROVIDED that any such securities shall be deemed Marketable Securities only if they are freely tradeable and not subject to any contractual restrictions on transfer. Freely tradeable for this purpose shall mean securities that, following their distribution by the Purchaser to a limited partner, would be either (A) transferable by a limited partner pursuant to
Section 4(l) of the Securities Act or a then effective registration statement under the Securities Act (or similar applicable statutory provisions in the case of foreign securities), (B) transferable by a limited partner who are not Affiliates of the General Partner pursuant to Rule 144(k) under the Securities Act or any successor rule thereto (or similar applicable rule in the case of foreign securities) or (C) transferable by a limited partner pursuant to Rule 144A which shall include (x) a covenant by the issuer of such security to comply with the reporting and informational requirements under Rule 144A and (y) eligibility for trading such securities on PORTAL.

     "ORIGINAL PRICE" shall have the meaning ascribed to such term in Section
1.2.

     "PURCHASER DISCLOSURE SCHEDULE" shall mean the disclosure schedule of even date herewith delivered to the Clal Entities simultaneously with the execution hereof.

     "PURCHASER" shall have the meaning ascribed to such term in the preamble.

     "PERSON" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

     "PORTFOLIO COMPANY" shall mean the entity that has issued any of the Portfolio Securities as set out in EXHIBIT A.

     "PORTFOLIO SECURITIES" shall collectively mean the respective number of shares of the Portfolio Company set forth opposite each such entity's name as stated in EXHIBIT A.

     "TRANSACTION" shall mean each transfer of Approved Portfolio Securities at the time of a Closing.

     "TRANSFER" shall have the meaning ascribed to such term in the preamble.

     "TRANSFER LIMITATIONS" shall have the meaning ascribed to such term in
Section 4.5.

     "TRANSFERRED PORTFOLIO COMPANY" shall mean the Portfolio Company at such time at which the Portfolio Securities are Transferred Portfolio Securities.


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     "TRANSFERRED PORTFOLIO SECURITIES" shall have the meaning ascribed to such term in Section 2.1.

                                   ARTICLE X

                                  MISCELLANEOUS

     Section 10.1 FEES AND EXPENSES. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, except as specifically provided to the contrary in this Agreement.

     Section 10.2 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

     Section 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser, to:             Infinity-NSF Fund, L.P.
                                     100 First Stamford Place
                                     Stamford, Connecticut 06902
                                     Attention: Justin D. Pollack, David Shyu
                                     Fax: 203-428-3601

with copies to:                      Newbury Partners LLC
                                     100 First Stamford Place
                                     Stamford, Connecticut 06902
                                     Attention: Justin D. Pollack, David Shyu
                                     Fax: 203-428-3601

If to the Clal Entities, to:         Clal Industries and Investments Ltd.
                                     3 Azrieli Center
                                     Triangle Tower, 45th Floor
                                     Tel Aviv 67023 Israel
                                     Attention: Nitsa Einan, Adv.
                                     Fax: +972-3-607-5131

with a copy to:                      Fischer, Behar, Chen, Well, Orion & Co.
                                     3 Daniel Frisch Street
                                     Tel Aviv 64731 Israel
                                     Attention: Ron Lehmann, Adv.
                                     Fax: +972-3-6944208

     Section 10.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 10.5 ENTIRE AGREEMENT. This Agreement, including the Exhibits and appendices hereto constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

     Section 10.6 THIRD PARTY BENEFICIARY For the avoidance of doubt, the Limited Partner shall be deemed a third party beneficiary of the rights and interests arising from and in connection with this Agreement, in particular Clal's representations in Article III and undertaking in Section 5.2.

     Section 10.7 SEVERABILITY. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     Section 10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel.

     Section 10.9 VENUE. The parties irrevocably consent to the exclusive jurisdiction of any competent court located within the city of Tel Aviv-Jaffa with respect to any and all disputes arising from this Agreement.

     Section 10.10 EXTENSION; WAIVER. At any time prior to a Closing, with respect to the transactions being consummated at such Closing, the parties may
(a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     Section 10.11 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


                                       11
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     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.



CLAL ELECTRONICS INDUSTRIES LTD.       INFINITY-NSF FUND L.P.

By: _______________________            By: Infinity-Partners Ltd., its General
                                       Partner

Name: ________________________         By:_____________________

Title:                                 Name:

                                       Title:

CLAL VENTURE CAPITAL FUND, L.P.        CLAL INDUSTRIES AND INVESTMENTS LTD.

By: _______________________, its       By: _______________________
General Partner

By:________________________            Name: ________________________

Name:                                  Title:

Title:


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                                   EXHIBIT A

                              PORTFOLIO SECURITIES

----------------- ------------------------------- ----------------- ------------
Unity Wireless(1) Common Stock                            5,126,416     $100,000
                  ------------------------------- -----------------
                  Warrants issued pursuant to the         2,278,412
                  sale of Celletra Ltd.
                  ------------------------------- -----------------
                  Warrants issued pursuant to the           119,963
                  sale of Avantry Ltd.
                  ------------------------------- -----------------
                  Convertible Promissory Note      Principal Amount
                  issued pursuant to the sale           $349,893.48
                  of Avantry Ltd.
----------------- ------------------------------- ----------------- ------------

----------

(1) Additional shares which may be issued to the Clal Entities in the future in accordance with prior agreements between the Clal Entities and Unity Wireless shall be issued to the Purchaser.

                                    EXHIBIT B

                            CLAL DISCLOSURE SCHEDULE

SECTION 1.2(A), (B) ADJUSTMENTS

None.

PORTFOLIO COMPANY DILIGENCE DOCUMENTS PROVIDED

-------------------------- ------------------------------------
    PORTFOLIO COMPANY             DOCUMENTS RECEIVED
-------------------------- ------------------------------------
Unity Wireless             Documentation as available on Edgar.
-------------------------- ------------------------------------

                                    EXHIBIT C

                          PURCHASER DISCLOSURE SCHEDULE

                              No items to include.